EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                         OF NETRO DELAWARE CORPORATION
                            (A DELAWARE CORPORATION)

                                      AND

                               NETRO CORPORATION
                           (A CALIFORNIA CORPORATION)

     THIS AGREEMENT AND PLAN OF MERGER dated as of June 19, 2001 (the "Agreement") is between Netro Delaware Corporation, a Delaware corporation ("Netro Delaware") and Netro Corporation, a California corporation ("Netro California"). Netro Delaware and Netro California are sometimes referred to herein as the "Constituent Corporations."

                                    Recitals

     A. Netro Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 105,000,000 shares, 100,000,000 of which are designated "Common Stock," par value $0.001 per share, and 5,000,000 of which are designated "Preferred Stock," par value $0.001 per share. The Preferred Stock of Netro Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, 100,000 shares of Common Stock were issued and outstanding, all of which were held by Netro California, and no shares of Preferred Stock were issued and outstanding.

     B. Netro California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 105,000,000 shares, 100,000,000 of which are designated "Common Stock," par value $0.001 per share, and 5,000,000 of which are designated "Preferred Stock," par value $0.001 per share. The Preferred Stock of Netro California is undesignated as to series, rights, preferences, privileges or restrictions. As of June 18, 2001, 52,123,196 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

     C. The Board of Directors of Netro California has determined that, for the purpose of effecting the reincorporation of Netro California in the State of Delaware, it is advisable and in the best interests of Netro California and its shareholders that Netro California merge with and into Netro Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of Netro Delaware and Netro California have approved this Agreement and have directed that this Agreement


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be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Netro Delaware and Netro California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE 1
                                     MERGER

     Section 1.01. Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, Netro California shall be merged with and into Netro Delaware (the "Merger"), the separate existence of Netro California shall cease and Netro Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. Netro Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be Netro Corporation.

     Section 1.02. Filing And Effectiveness. The Merger shall become effective when the following actions shall have been completed:

     (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

     (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

     (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

     (d) Executed Articles of Merger or an executed counterpart of this Agreement meeting the requirements of the California Corporations Code shall have been filed with the Secretary of State of the State of California.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     Section 1.03. Effect Of The Merger. Upon the Effective Date of the Merger, the separate existence of Netro California shall cease and Netro


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Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Netro California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Netro California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Netro Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Netro California in the same manner as if Netro Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.


                                   ARTICLE 2
                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     Section 2.01. Certificate Of Incorporation. The Certificate of Incorporation of Netro Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law, except that the name of the Surviving Corporation shall be changed to "Netro Corporation".

     Section 2.02. Bylaws. The Bylaws of Netro Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     Section 2.03. Directors And Officers. The directors and officers of Netro California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


                                   ARTICLE 3
                         MANNER OF CONVERSION OF STOCK

     Section 3.01. Netro California Common Stock. Upon the Effective Date of the Merger, each share of Netro California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable


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share of Common Stock, par value $0.001 per share, of the Surviving
Corporation.

     Section 3.02. Netro California Options, Stock Purchase Rights And Convertible Securities.

     (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of Netro California. Each outstanding and unexercised option or other right to purchase, or a security convertible into, Netro California Common Stock shall become an option or right to purchase, or a security convertible into, the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Netro California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Netro California option, stock purchase right or convertible security at the Effective Date of the Merger. There are no options, purchase rights for or securities convertible into Preferred Stock of Netro California.

     (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Netro California Common Stock so reserved immediately prior to the Effective Date of the Merger.

     Section 3.03. Netro Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, par value $0.001 per share, of Netro Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Netro Delaware, the holder of such shares, or any other person, be canceled and returned to the status of authorized but unissued shares.

     Section 3.04. Exchange Of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Netro California Common Stock may, at such stockholder's option, surrender the same for cancellation to American Stock Transfer & Trust Company as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Netro California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Netro California Common Stock were converted in the Merger.


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     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Netro California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of Netro Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Netro Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Netro Delaware that such tax has been paid or is not payable.


                                   ARTICLE 4
                                    GENERAL

     Section 4.01. Covenants Of Netro Delaware. Netro Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

     (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

     (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Netro Delaware of all of the franchise tax liabilities of Netro California; and

     (c) take such other actions as may be required by the California General Corporation Law.


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     Section 4.02. Further Assurances. From time to time, as and when required by Netro Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Netro California such deeds and other instruments, and there shall be taken or caused to be taken by Netro Delaware and Netro California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Netro Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Netro California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Netro Delaware are fully authorized in the name and on behalf of Netro California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     Section 4.03. Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Netro California or of Netro Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Netro California or by the sole stockholder of Netro Delaware, or by both.

     Section 4.04. Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (for certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or
(c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     Section 4.05. Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     Section 4.06. Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 3860 North First Street, San Jose, California 95134-1702 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     Section 4.07. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws


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of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

     Section 4.08. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Netro Corporation, a Delaware corporation, and Netro Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                                  Netro Delaware Corporation
                                                  a Delaware corporation

                                                  By: /s/ Gideon Ben-Efraim
                                                      --------------------------
                                                      GIDEON BEN-EFRAIM
                                                      Chief Executive Officer

ATTEST:

/s/ Sanjay Khare
--------------------------------
SANJAY KHARE
Chief Financial Officer
                                                  Netro Corporation
                                                  a California corporation

                                                  By: /s/ Gideon Ben-Efraim
                                                      --------------------------
                                                      GIDEON BEN-EFRAIM
                                                      Chief Executive Officer

ATTEST:

/s/ Sanjay Khare
--------------------------------
SANJAY KHARE
Chief Financial Officer


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